UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 17, 2006
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.
     Employment Agreement of John N. Molbeck, Jr. On May 17, 2006, HCC Insurance Holdings, Inc. (the “Company”) entered into an Employment Agreement with its President and Chief Operating Officer John N. Molbeck, Jr., such agreement to be effective as of March 23, 2006, the date of Mr. Molbeck’s employment. Under the terms of the agreement, Mr. Molbeck will serve as President and Chief Operating Officer of the Company. The term of the agreement is through May 31, 2009. Under the agreement, Mr. Molbeck will receive an annual base salary of $750,000 and bonus compensation in an amount of up to $250,000 if the Company meets certain performance targets. Mr. Molbeck is also entitled to certain other perquisites, including a car allowance, extended medical coverage, reimbursement for estate planning expenses and supplementary term life insurance. The agreement provides that upon termination, Mr. Molbeck will serve the Company as a consultant for a period of six years and nine months and receive a annual consulting fee of $200,000 plus an additional amount equal to $350,000 for each year of the agreement completed prior to termination, paid ratably over the consulting period. In the event Mr. Molbeck’s employment is terminated by the Company other than for Cause, by Mr. Molbeck for Good Reason or by either party following a Change of Control, Mr. Molbeck would be entitled to receive the greater of the remainder of the base salary otherwise due for the full term of the agreement or a twelve month period and all other benefits due to him under the agreement. The Company will also reimburse Mr. Molbeck if there are any payments made to him which are subject to any excise taxes. In addition, on such termination, any unvested stock options would immediately vest and remain exercisable throughout the original option term. If the agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     Employment Agreement of Christopher L. Martin. On May 18, 2006, the Company entered into an Employment Agreement with its Executive Vice President and General Counsel, Christopher L. Martin, such agreement to be effective as of April 1, 2006. Under the terms of the agreement, Mr. Martin will serve as Executive Vice President and General Counsel of the Company. The term of the agreement is through December 31, 2008. Under the agreement, Mr. Martin will receive an annual base salary of $275,000, $285,000 and $295,000 for 2006, 2007 and 2008, respectively, and be eligible for discretionary bonus compensation. Mr. Martin is also entitled to certain perquisites, including a car allowance and club dues. In the event Mr. Martin’s employment is terminated by the Company other than for Cause or by Mr. Martin for Good Reason, Mr. Martin would be entitled to receive the remainder of the base salary otherwise due for the full term of the agreement. If the agreement is terminated, Mr. Martin has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     The Company will file Mr. Molbeck’s and Mr. Martin’s Employment Agreements as exhibits to its Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: May 19, 2006	By:	/s/ Christopher L. Martin
Christopher L. Martin,
Executive Vice President and General Counsel